Exhibit (h)(61)

     FORM OF LETTER AGREEMENT TO THE SHAREHOLDER SERVICING AGENT AGREEMENT

  (ADDITION OF THE CONNING MONEY MARKET FUND, OHIO TAX-FREE MONEY MARKET FUND, AGGREGATE BOND FUND, NATIONAL MUNICIPAL BOND FUND, MISSOURI TAX-FREE BOND FUND, U.S. GOVERNMENT INCOME FUND, STRATEGIC INCOME FUND, EQUITY INCOME FUND, RELATIVE
 VALUE FUND, LARGE-CAP GROWTH FUND, SCIENCE & TECHNOLOGY FUND, REIT-PLUS FUND,
                          SMALL-CAP EQUITY INDEX FUND
                    AND INTERNATIONAL EQUITY FUND OF FUNDS)

Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI  53202

Gentlemen:

          Pursuant to Paragraph 7 of the Shareholder Servicing Agent Agreement dated as of March 23, 1988 and amended as of May 1, 1990, between Firstar Funds, Inc. (formerly, Portico Funds, Inc. and formerly Elan Funds) (the "Company"), and you (by assignment from Firstar Trust Company dated October 1, 1998)the Company requests that you render services as Shareholder Servicing Agent under the terms of said agreement with respect to the Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap Equity Index Fund and International Equity Fund of Funds (the "New Funds"), additional portfolios the Company is establishing. Your compensation for the services provided under said agreement for said additional portfolios shall be determined in accordance with the fee schedule attached hereto.

          Please sign two copies of this letter where indicated to signify your agreement to so serve as Shareholder Servicing Agent for the New Funds and to the compensation terms set forth on the attached fee schedule for the New Funds, which terms are to become effective as of the date set forth below.

                                   Sincerely,


Dated:        , 2000               FIRSTAR FUNDS, INC.



                                   By:
                                        --------------------------------
                                      (Authorized Officer)

ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC.


By:                                     Dated:            , 2000
     -------------------------------
    (Authorized Officer)

                      FIRSTAR MUTUAL FUND SERVICES, LLC
                       MUTUAL FUND SHAREHOLDER SERVICES
                                     FOR
                             FIRSTAR FUNDS, INC.

Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Aggregate Bond Fund,
  National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap
            Equity Index Fund and International Equity Fund of Funds

Annual Fee Schedule
-------------------

     $     per Shareholder account
       ----

     $     per telephone exchange
       ----

     $     per wire transfer
       ----

     $     per NFS/NSCC networked account (Retail Class only)
       ----

Minimum annual fee of $         per Fund.
                       --------

Account fees shall be waived on the initial    accounts per series.
                                           ---

Fees billed monthly.


Plus out-of-pocket expenses including, but not limited to:

     -    Telephone--Toll-free lines
     -    Postage
     -    Programming
     -    Stationery/Envelopes
     -    Mailing
     -    Proxies
     -    Insurance
     -    Retention of Records
     -    Microfilm/Microfiche of Records
     -    Special Reports
     -    All other out-of pocket expenses

Plus, with respect to Two-Dimensional Transaction:

     $      per shareholder account to set-up
       ----
     $      per shareholder account to alter
       ----


                     AUTOMATIC INVESTMENT PLAN PROCESSING
                    -------------------------------------

     $       per cycle
       -----
     $       per account set-up and/or change
       -----
     $       per item for AIP purchases
       -----
     $       per correction, reversal or return item
       -----